UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023

RENOVORX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40738	27-1448452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4546 El Camino Real, Suite B1 Los Altos, CA	94022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 284-4433

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RNXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On September 7, 2023, in connection with the adoption of Rule 14a-19 (the “Universal Proxy Rules”) under the Securities Exchange Act of 1934, as amended, certain recent changes to the Delaware General Corporation Law (the “DGCL”), and a periodic review of the bylaws of RenovoRx, Inc. (the “Company”), the Board of Directors of the Company (the “Board”) adopted amended and restated bylaws (the “Amended and Restated Bylaws”), effective immediately, to amend the bylaws as follows:

●	reduce the quorum requirement at all meetings of the Company’s stockholders from a majority of the voting power of the outstanding shares of stock of the Company entitled to vote, to one-third of the voting power of the outstanding shares of stock of the Company entitled to vote;
●	enhance the procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and other proposals made in connection with annual and special meetings of shareholders by, among other things:

◌	requiring additional background information and disclosures regarding proposing stockholders and proposed nominees;
◌	requiring any stockholder submitting a nomination notice to make a representation as to whether such shareholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act and to provide reasonable evidence that certain requirements of such rule have been satisfied; and
◌	clarifying that the Company will disregard the nomination of each proposed director nominee other than the Company’s nominees (notwithstanding that the nominee is included as a nominee in the Company’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded)) if, after a stockholder provides notice pursuant to Rule 14a-19 under the Exchange Act, such stockholder subsequently fails to comply with the requirements of Rule 14a-19 under the Exchange Act.

●	modify the provisions relating to stockholder meeting adjournment procedures and the list of stockholders entitled to vote at stockholder meetings to reflect amendments to the DGCL; and
●	make other updates, including ministerial, clarifying and conforming changes.

The foregoing summary and description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

Effective September 7, 2023 (the “Effective Date”), Robert Spiegel, M.D. FACP was appointed to serve on the Compensation Committee of the Board. The composition of committees of the Board as of the Effective Date are as follows:

Audit Committee

David Diamond, Chair; Laurence J. Marton, M.D.; and Una S. Ryan, O.B.E., Ph.D., D.Sc.

Compensation Committee

Kirsten Angela Macfarlane, Chair; David Diamond; and Robert Spiegel, M.D. FACP

Nominating and Corporate Governance Committee

Una S. Ryan, O.B.E., Ph.D., D.Sc., Chair; Laurence J. Marton, M.D.; Kirsten Angela Macfarlane; and Robert Spiegel, M.D., FACP

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Bylaws, dated September 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVORX, INC.

Date: September 8, 2023

	By:	/s/ Shaun R. Bagai
	Name:	Shaun R. Bagai
	Title:	Chief Executive Officer